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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                 REGISTRANT
                                                              JURISDICTION OF     OWNED BY
                                                               INCORPORATION     PERCENTAGE
                                                              ---------------    ----------
Vira-Tech, Inc.(1)..........................................     Florida             100%
Viragen Technology, Inc.(2).................................     Florida             100%
Viragen Reagents, Inc.(3)...................................     Florida             100%
Florida Capital Enterprise Corp.(4).........................     Florida             100%
Viragen U.S.A., Inc.(5).....................................    Delaware              94%
Viragen (Europe) Ltd.(6)....................................    Delaware              89%
Viragen (Scotland) Ltd.(7)..................................   Scotland(UK)           89%
Viragen (Germany) GmbH(8)...................................     Germany              89%

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(1) Incorporated January 12, 1981
(2) Incorporated January 13, 1995
(3) Incorporated July 14, 1997
(4) Incorporated November 20, 1998
(5) Incorporated April 4, 1996
(6) Acquired December 8, 1995
(7) Incorporated January 17, 1995; 100% owned by Viragen (Europe) Ltd.
(8) Acquired November 14, 1997; 100% owned by Viragen (Europe) Ltd.